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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-63823), Form S-8 (No. 333-94389), Form S-8 (No.
333-39824), Form S-8 (No. 333-50454), Form S-8 (No. 333-59460), Form S-8 (No.
333-60386), Form S-3 (No. 333-58570), Form S-3 (No. 333-60390), Form S-3 (No.
333-62654), Form S-3 (No. 333-62752), Form S-3 Amendment No. 1 (No. 333-50548),
Form S-3 Amendment No. 1 (No. 333-45388), Form S-3 Amendment No. 1 (No. 333-43380) and Form S-3 Amendment No. 1 (No. 333-42126) of Leap Wireless International, Inc. of our report dated January 30, 2001 relating to the consolidated financial statements of Pegaso Telecomunicaciones, S.A. de C.V., which appears in this Form 10-K/A Amendment No. 1.


PricewaterhouseCoopers

Mexico City, Mexico
June 27, 2001